Exhibit 15.1
(PricewaterhouseCoopers LLP Letterhead)
(Minneapolis, MN)
November 9, 2006
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
Commissioners:
We are aware that our report dated November 9, 2006 on our review of the interim financial information of Imation Corp. (the Company) for the three and nine months ended September 30, 2006 and 2005, and included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2006, is incorporated by reference in the Company’s Registration Statements on Form S-8 (Registration Nos. 333-15273, 333-15275, 333-15277, 333-35591, 333-38196, 333-66030, and 333-124634).
Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP